UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

As discussed below, on August 9, 2006, Telephone and Data Systems, Inc. (“TDS”), and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), filed Forms 12b-25 with the Securities and Exchange Commission (“SEC”) relating to the late filing of their Quarterly Reports on Form 10-Q (“Form 10-Q”) for the period ended June 30, 2006. The information in TDS’s Form 12b-25 is incorporated by reference herein.

TDS also issued a press release on August 9, 2006 relating to the late filing of its Form 10-Q for the period ended June 30, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, TDS and U.S. Cellular determined to restate their financial results for each of the three years in the period ended December 31, 2004, including quarterly information for 2004 and 2003 and certain selected financial data for 2001 and 2000. TDS and U.S. Cellular also determined to restate their Forms 10-Q for the periods ended March 31, 2005 and June 30, 2005. As a result, TDS and U.S. Cellular delayed the filing of their Forms 10-Q for the period ended September 30, 2005.  Such restatements and the Forms 10-Q for the period ended September 30, 2005 were filed on April 26, 2006.

It was necessary for TDS and U.S. Cellular to complete and file the restatements and their Forms 10-Q for the period ended September 30, 2005 before they could complete and file their Annual Reports on Form 10-K (“Form 10-K”) for the year ended December 31, 2005. Such Forms 10-K were due on March 16, 2006. Although Forms 12b-25 were filed by TDS and U.S. Cellular prior to March 17, 2006, TDS and U.S. Cellular indicated in such filings that they did not expect to file the Forms 10-K for the year ended December 31, 2005 by the extended due date of March 31, 2006 and did not do so. TDS and U.S. Cellular filed the Forms 10-K for the year ended December 31, 2005 on July 28, 2006.

It was also necessary for TDS and U.S. Cellular to complete and file the restatements, their Forms 10-Q for the period ended September 30, 2005 and their Forms 10-K for the year ended December 31, 2005 before they could complete and file their Forms 10-Q for the period ended March 31, 2006. Such Forms 10-Q were due on May 10, 2006. Although Forms 12b-25 were filed with the SEC on or prior to May 11, 2006, TDS and U.S. Cellular indicated in such forms that they did not expect to file the Forms 10-Q for the period ended March 31, 2006 by the extended due date of May 15, 2006 and did not do so.  TDS and U.S. Cellular expect to file the Forms 10-Q for the period ended March 31, 2006 as soon as possible.

It will also be necessary for TDS and U.S. Cellular to complete and file their Forms 10-Q for the period ended March 31, 2006, before they can complete and file their Forms 10-Q for the period ended June 30, 2006. Such Forms 10-Q for the period ended June 30, 2006 are due on August 9, 2006, but can be extended to August 14, 2006 by filing Form 12b-25 with the SEC on or prior to August 10, 2006.  Although Forms 12b-25 are being filed with the SEC on or prior to

August 10, 2006, TDS and U.S. Cellular do not expect that the Forms 10-Q for the period ended June 30, 2006 will be completed by the extended due date of August 14, 2006. Accordingly, TDS and U.S. Cellular expect that their Forms 10-Q for the period ended June 30, 2006 will not be filed on a timely basis.   TDS and U.S. Cellular expect to file the Forms 10-Q for the period ended June 30, 2006 as soon as possible after the Forms 10-Q for the period ended March 31, 2006 are filed.

The restatements and late filings resulted in or will result in defaults under the revolving credit agreement between TDS and certain lenders, under the revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and a counterparty.  TDS and U.S. Cellular have not failed to make and do not expect to fail to make any scheduled payment of principal or interest under such revolving credit agreements or forward contracts.  TDS and U.S. Cellular have received waivers from the lenders and the counterparty under such agreements pursuant to which such defaults were waived, subject to the satisfaction of certain conditions.  Certain conditions have been satisfied as a result of the filing of the restatements, the Forms 10-Q for the period ended September 30, 2005 and the Forms 10-K for the year ended December 31, 2005.  The remaining conditions will be satisfied provided that TDS and U.S. Cellular file their Forms 10-Q for the period ended March 31, 2006 within 30 days after they filed the Forms 10-K for the year ended December 31, 2005, or by August 27, 2006 (which because this is a Sunday, may be filed on August 28, 2006), and file their Forms 10-Q for the period ended June 30, 2006 within 45 days after filing such first quarter Forms 10-Q, or no later than October 12, 2006.

In addition, the late filings resulted in or will result in non-compliance under debt indentures. TDS and U.S. Cellular are now in compliance with such debt indentures with respect to their Forms 10-Q for the period ended September 30, 2005 as a result of the filing of such forms with the SEC on April 26, 2006 and with respect to their Forms 10-K for the year ended December 31, 2005 as a result of the filing of such forms on July 28, 2006, as noted above. However, TDS and U.S. Cellular have not yet filed their Forms 10-Q for the period ended March 31, 2006.  In addition, the late filing of the Forms 10-Q for the period ended June 30, 2006 will result in non-compliance under such debt indentures. Nevertheless, this non-compliance will not result in events of default unless and until written notice thereof is delivered to TDS or U.S. Cellular, as applicable, by the trustee or sufficient holders of debt and, in any event, such events of default would be cured if TDS or U.S. Cellular, as applicable, files its Form 10-Q for the period ended March 31, 2006 and/or its Form 10-Q for the period ended June 30, 2006, as applicable, within 90 days of any such notice. As a result, TDS and U.S. Cellular believe that they will be able to make all filings in sufficient time to avoid any event of default maturing into a default under any indenture. TDS and U.S. Cellular have not failed to make and do not expect to fail to make any scheduled payment of principal or interest under such indentures.

As previously disclosed, TDS and U.S. Cellular received notices from the staff of the American Stock Exchange (“AMEX”) indicating that they were not in compliance with AMEX listing standards, due to the late filings.  TDS and U.S. Cellular are now in compliance with such listing standards with respect to their Forms 10-Q for the period ended September 30, 2005 as a result of the filing of such forms with the SEC on April 26, 2006 and with respect to their Forms 10-K for the year ended December 31, 2005 as a result of the filing of such forms with the SEC on July 28, 2006, as noted above.  However, TDS and U.S. Cellular are not in compliance with AMEX listing standards, due to the failure to file their quarterly reports on Form 10-Q for the period ended March 31, 2006 on a timely basis. The failure by TDS and U.S. Cellular to file their Forms 10-Q for the period ended June 30, 2006 on a timely basis will also result in non-compliance with the AMEX listing standards.  However, as previously disclosed, the AMEX granted TDS and U.S. Cellular an extension until November 14, 2006 to regain compliance with AMEX listing standards.  TDS and U.S. Cellular will regain compliance with the AMEX listing standards when they have filed with the SEC their Forms 10-Q for the period ended March 31,

2006 and their Forms 10-Q for the period ended June 30, 2006 on or prior to November 14, 2006.

In addition, as previously disclosed, TDS and U.S. Cellular are not in compliance with AMEX listing standards because TDS and U.S. Cellular have not distributed their annual reports to shareholders by April 30, 2006. Accordingly, TDS and U.S. Cellular requested and obtained from the AMEX an extension until November 14, 2006 in order to provide additional time to complete and distribute their annual reports to shareholders.  TDS and U.S. Cellular will regain compliance with such AMEX listing standards when they have distributed their annual reports to shareholders for the year ended December 31, 2005 on or prior to November 14, 2006.  It is expected that the annual reports will be distributed on or about August 14, 2006.

Also as previously disclosed, TDS and U.S. Cellular received notices from the staff of the New York Stock Exchange (“NYSE”) indicating that they were not in compliance with listing standards relating to their debt listed on the NYSE, due to the late filings.  TDS and U.S. Cellular are now in compliance with such listing standards with respect to their Forms 10-Q for the period ended September 30, 2005 as a result of the filing of such form with the SEC on April 26, 2006 and with respect to their Forms 10-K for the year ended December 31, 2005 as a result of the filing of such forms with the SEC on July 28, 2006, as noted above. However, TDS and U.S. Cellular are not in compliance with NYSE listing standards due to the failure to file their quarterly reports on Form 10-Q for the period ended March 31, 2006 on a timely basis. Further, the failure by TDS and U.S. Cellular to file their Forms 10-Q for the period ended June 30, 2006 on a timely basis will also result in non-compliance with the NYSE listing standards. TDS and U.S. Cellular will regain compliance with the NYSE listing standards when they have filed with the SEC their Forms 10-Q for the period ended March 31, 2006 and their Forms 10-Q for the period ended June 30, 2006.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:  August 9, 2006

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description
99.1	Press Release dated August 9, 2006.

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement